                                                                   Exhibit 10.47
                              Publishing Agreement

                             SIMON & SCHUSTER, INC.
                           1230 Avenue of the Americas
                            New York, New York 10020
                                 (212) 698-7000

                                (the "Publisher")

                                       and

                            Stan Lee and George Mair

                   (Jointly and severally herein the "Author")

                     whose agent is Crawford Literary Agency
                                3920 Bayside Road
                            Fort Myers, Florida 33931

                                     Agree:

FIRST:  The Author

      A. shall deliver to the Publisher one copy of the literary work now entitled STAN LEE: MASTER OF IMAGINATION (the "Literary Work") in Final Form on or before March 1, 2000. The complete manuscript of the Literary Work shall be approximately 75,000 words in length, shall include 25-50 Illustrations (supplied by the Author in reproducible quality as part of the complete manuscript) and is described as follows: the life of Stan Lee, told in the first-person by Mr. Lee with third-party commentary about Mr. Lee's historical influence interspersed throughout;


      B. makes the warranties and representations set forth in Part Two Paragraphs 36-45 of the Basic Agreement;


      C.    grants and assigns to the Publisher:

            (i) all primary rights except calendar rights, audio rights and video rights; and

            (ii) the shares provided in THIRD: A of this Publishing Agreement of the proceeds on disposition of the secondary rights; and

      D. grants the Publisher the first opportunity to consider Stan Lee's next (i.e., written after the Literary Work) full-length work of non-fiction for publication on mutually satisfactory terms. If, within 60 days following submission of a detailed outline for such work to the Publisher, or within 30 days after delivery and acceptance of the complete manuscript for the Literary Work, whichever shall be later, Publisher and Mr. Lee are unable in good faith to agree upon terms for publication, Mr. Lee shall be free thereafter to submit such next work to other publishers and shall advise Publisher of the best offer thereafter made by any other publisher with respect to said next work, whereupon Publisher shall have the right to exercise its option with an advance equal to ten percent above the said best offer made by any other publisher. During the period of this option, Author shall not submit such next work to other publishers, nor seek offers from or negotiate with others with respect thereto.


SECOND: The Publisher


      A. shall publish the Literary Work in book form within 18 months after acceptance of the manuscript therefore. The Publisher acknowledges, however, that it currently intends to publish the Literary Work in its Spring publishing season of 2001 and shall make reasonable efforts to adhere to such schedule;


      B. shall pay the Author, as an advance against and on account of all monies accruing to Author under this Agreement, the sum of Thirty Thousand Dollars ($30,000), payable as follows:

            $15,000 on signing hereof; and

            $15,000 on delivery and acceptance of the complete manuscript, as satisfactory to the Publisher; and

            (i) royalties at the following rates, based on the catalog retail price of every copy sold in the United States, less returns, for sales of the trade hardcover edition (if any), exclusive of sales specified in subparagraph (iv) below:

                  10% on the first 5,000 copies;
                  12-1/2% on the next 5,000 copies; and
                  15% on all copies sold thereafter;

            (ii) royalties at the following rates, based on the catalog retail price of every copy sold in the United States, less returns, for sales of the trade paperback edition, exclusive of sales specified in subparagraph (iv) below:

                  7-1/2% on all copies sold;

            (iii) 50% of the proceeds on disposition of the other primary rights, except as otherwise provided herein; and

            (iv) in accordance with the provisions in Part Five of the Basic Agreement, for sales by mail order, at special discount, for export or outside the United States, as unbound sheets, from reduced printings, to book clubs, or as excess stock, or for any textbook, large print or hardcover reprint editions, on calendars and on electronic editions of the Literary Work published by the Publisher itself under one of its own imprints.


THIRD:  The Publisher and the Author

      A. shall share the proceeds on disposition of the secondary rights, except as otherwise provided herein, as follows:

      Dramatic Rights                     100% to Author       0% to Publisher

      Motion Picture Rights               100% to Author       0% to Publisher

      Theme Park Rights                   100% to Author       0% to Publisher

      Radio Rights                        100% to Author       0% to Publisher

      Television Rights                   100% to Author       0% to Publisher

      *First Periodical Rights             90% to Author       10% to Publisher

      Commercial Rights                   100% to Author       0% to Publisher

      Foreign Language Rights             100% to Author       0% to Publisher

      British Commonwealth Rights         100% to Author       0% to Publisher

      Publisher is authorized exclusively on behalf of the Author to dispose of such secondary rights as are preceded by an asterisk.


      B. shall be bound by all of the terms and conditions of the Basic Agreement which follows and which is made an integral part of this Publishing Agreement; and


      C. agree to the following special provisions, which shall prevail over any conflicting provisions in the Basic Agreement:

            1. The Author shall purchase a minimum of 5,000 copies of a hardcover edition of the Work from Publisher, ordered in sufficient time for Publisher to add such quantity to its first print run. Publisher shall sell such copies to the Author at a discount of 70% off from the suggested catalog retail price, F.O.B. Publisher's warehouse plus applicable sales tax. Thereafter, the Author may, in its discretion but subject to Publisher's availability of stock, purchase additional hardcover and/or paperback copies of the Work from Publisher, subject to the Publisher's availability of stock thereof, at the following discounts: 1-99 copies per order, 40% off; 100-999 copies per order, 50% off; and 1,000 copies or more per order, 55% off, or at such other discount as the Author may agree upon with Publisher's Special Sales Department. Payment for all such purchases shall be made as follows:

            (a) 50% on or about the time of confirmation of the order, upon notice to the Author from Publisher that such payment is due; and

            (b) the balance thirty days after delivery of the first shipment of books to the Author, provided the author supplies the Publisher with satisfactory references to establish credit to carry said balance. In the event the Author is unable to provide such satisfactory references, then said balance shall be paid in full prior to shipment of books to the Author.

            All copies purchased by the Author hereunder are non-returnable, and no royalty shall be paid to the Author on copies purchased at discounts of greater than 40% off. The Author shall have the right to resell such copies in the Author's discretion, but only outside of Publisher's normal trade retain and wholesale channels.

AUTHOR                                         SIMON & SCHUSTER, INC.
/s/ Stan Lee  (L.S.)                           By /s/  N. GUMPERT
----------------------                            ------------------------------
Stan Lee                                             AUTHORIZED SIGNATURE

Soc. Sec. #:
             ------------------------
Citizenship:
             ------------------------

/s/ George Mair (L.S.)
----------------------
George Mair

Soc. Sec. #:
             ------------------------
Citizenship:
             ------------------------

Dated:  November 11, 1999
       ------------------------------
Walker


                                 BASIC AGREEMENT

          Relating to the Publishing Agreement dated November 11, 1999
                 Between Simon & Schuster, Inc., Publisher, and
                        Stan Lee and George Mair, Author,
              For the publication of the literary work now entitled
                         STAN LEE: MASTER OF IMAGINATION

                                Table of Contents

                                                                            Page
                                                                            ----
PART ONE
     Definition of Terms                                                      6

PART TWO
     Author's Warranties                                                     11

PART THREE
     Extent of Grant                                                         12

PART FOUR
     Copyright                                                               15

PART FIVE
     Royalties and Other payments                                            15

PART SIX
     Delivery of Manuscript and Correction of Proofs                         18

PART SEVEN
     Delays in Publication                                                   20

PART EIGHT
     Disputes                                                                20

PART NINE
     Indemnification and Defense of Litigation                               21

PART TEN
     Infringement by Others                                                  22

PART ELEVEN
     Withdrawal from Publication                                             22

PART TWELVE
     Breach by Publisher                                                     22

PART THIRTEEN
     Miscellaneous Provisions                                                23


                                 Basic Agreement

                                    PART ONE

                               Definition of Terms


As Used in this Basic Agreement and in the Publishing Agreement:

Primary Rights

      1. "Primary rights" shall mean all of the rights defined in Part One Paragraphs 2 through 14 inclusive. The territory within which such rights are exercisable is set forth in Part three Paragraph 46.

Trade Edition Rights, Trade Editions

      2. "Trade edition rights" shall mean the exclusive right to publish, or authorize others to publish, trade editions of the Literary Work referred to in the Publishing Agreement. "Trade Editions: shall mean the first edition of the Literary Work in hardcover book form, and all other editions in book form except those referred to in the following paragraphs. The Publisher may publish a trade paperback edition prior to or simultaneous with any hardcover edition, and may refrain, in its discretion, from the publication of a hardcover edition (subject only to the Publisher's obligations in THIRD: C.1 of the Publishing Agreement to supply copies of a hardcover edition to the Author, on the terms thereof).

Book Club Rights

      3. "Book club rights" shall mean the exclusive right to authorize book clubs to print and sell the Literary Work in book form.

Mass Market and Trade Paperback Rights

      4. (a) "Mass market paperback rights" shall mean the exclusive right, after the publication of the first trade edition, to authorize others (not including book clubs) to publish paperback editions of the Literary Work in formats known in the publishing industry as designed primarily for mass market distribution through such channels as chain store outlets and news and magazine wholesalers.

            (b) "Trade paperback rights" shall mean the exclusive right to publish, or authorize others to publish, paperback editions of the Literary Work in formats known in the publishing industry as designed primarily for distribution through book trade channels.

Calendar Rights

      5. "Calendar rights" shall mean the exclusive right to use, or to authorize others to use, all or any portion of the Literary Work as the basis for one or more calendars, which may include solely text and/or illustrations from the Literary Work or which may combine text and/or illustrations from the Literary Work with text and/or illustrations from other works. The calendar rights are reserved by the Author.

Textbook Rights

      6. "Textbook rights" shall mean the exclusive right to publish, or to authorize others to publish, the Literary Work or any portion thereof in textbook form for distribution to or use in educational or other similar institutions.

Permissions

      7. "Permissions" shall mean the exclusive right, after publication of the trade edition, to reproduce, or to authorize others to reproduce, portions of the Literary Work, including, without limitation, selections from, parts of, and/or photographs, charts, maps, drawings, index, illustrations and other illustrative or decorative material from the Literary Work, to the extent that the Publisher deems appropriate. Publisher may authorize copyright and permissions clearance organizations to act in full or in part on its behalf and Publisher shall account to the Author for royalties received from such organizations designated as arising from reproduction of the Literary Work.

Abridgment or Condensation Rights

      8. "Abridgment or condensation rights" shall mean the exclusive right to publish, or to authorize others to publish, either as part of a book (as distinguished from a periodical), or as a separate book publication, an abbreviated version of the Literary Work, not exceeding two-thirds of the original version in length, all of which must be (i) in the original text, if it is an abridgment, or (ii) approved in writing by the Author, if it is a condensation.

Second Periodical Rights

      9. "Second periodical rights" shall mean the exclusive right to publish all or part of the Literary Work in a periodical (including a magazine or newspaper), serially or in one issue, after publication of the trade edition of the Literary Work.

Transcription Rights

      10. "Transcription rights" shall mean the exclusive right to use the Literary Work, or any portion thereof, as a basis for phonographic, tape, wire, magnetic, electronic, light wave amplification, photographic, microfilm, microfiche, slides, filmstrips, transparencies, programming for any method of information storage, reproduction or retrieval, and for any other forms or means of copying, recording, storage or retrieval (now known or hereafter devised) the text of the Literary Work, including recordings made for the blind, but excluding any uses encompassed in the electronic rights.

Electronic Rights

      11. "Electronic rights" shall mean the sole and exclusive right to use or adapt, and to authorize others to use or adapt, the Literary Work or any portion thereof, for one or more "electronic versions." As used herein, the term "electronic versions" shall mean any and all methods of copying, recording, storage, retrieval or transmissions of all or any portion of the Literary Work, alone or in combination with other works or materials (including still photographs and illustrations, video footage, sound and additional text), including in any multimedia work or electronic book, by any electronic, electromagnetic or other means now known or hereafter devised, including, without limitation, by analog or digital signal, whether in sequential or non-sequential order, on any and all physical media now known or hereafter devised including, without limitation, magnetic tape, floppy disks, interactive CD, CD-ROM, laser disk, optical disk, integrated circuit card or chip and any other human or machine readable medium, whether or not permanently affixed in such media, and the broadcast or transmission thereof by any means now known or hereafter devised, but excluding audio recording rights, video recording rights and all uses encompassed in the definitions of motion picture rights and television rights (provided that the exercise of any of the foregoing rights, if reserved herein by the Author or licensed to any third party, shall not preclude the exercise of electronic rights.

Audio Rights

      12. "Audio rights" shall mean the exclusive right to use or adapt, and to authorize others to use or adapt, the Literary Work or any portion thereof as the basis for one or more non-dramatic audio recordings. The audio rights are reserved by the Author, but the Publisher will have the first exclusive opportunity to acquire such rights on mutually satisfactory terms. If the Author and Publisher are unable in good faith to agree on terms for the Publisher's acquisition of such rights within 30 days after they commence negotiations therefore (which negotiations will not begin until after delivery and acceptance of the complete manuscript for the Literary Work), then the Author shall be free thereafter to offer the audio rights to other publishers.

Video Rights

      13. "Video rights" shall mean the exclusive right to use or adapt, and to authorize others to use or adapt, the Literary Work or any portion thereof as the basis for one or more non-dramatic video recordings. The video rights are reserved by the Author.

Digest Rights

      14. "Digest rights" shall mean the exclusive right to publish, or to authorize others to publish, in any magazine - whether devoted exclusively to abbreviated versions, or consisting primarily of other material - an abbreviated version (abridged or condensed) of the Literary Work, which version shall be complete in one issue and shall not exceed approximately 30,000 words or one-half of the length of the Literary Work, whichever is less.

Secondary Rights

      15. "Secondary rights" shall mean all the rights defined in Part One Paragraphs 16 through 23 inclusive. The territory within which such rights are exercisable is set forth in Part Three Paragraph 47.

Dramatic Rights

      16. "Dramatic rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whole or in part, for (i) writing a dramatic version thereof, or a drama in any way based thereon and (ii) producing or performing either of the above on the stage.

Motion Picture Rights

      17. "Motion picture rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whole or in part, for the purpose of making motion pictures primarily for exhibition in regular commercial channels, and shall include the allied motion picture rights. "Allied motion picture rights" shall mean (i) the exclusive right to condense, or to authorize others to condense, the Literary Work, or the commercial motion picture treatment thereof, into not more than 7,500 words, for the purpose of promoting motion pictures based on the Literary Work, and (ii) such limited radio or television rights as are customarily granted for the purpose of using those mediums to promote motion pictures based on the Literary Work.

Theme Park Rights

      18. "Theme part rights" shall mean the exclusive right to use all or any portion of the Literary Work in and in connection with amusement/tour/theme parks. Such rights shall include, without limitation, the right to (i) create, present, stage and/or perform any attraction, presentation, show and/or ride based upon and/or derived from the Literary Work; (ii) use "walk-around" performances by actors recreating characters in the Literary Work; (iii) use the Literary Work in and/or in connection with any such attraction, presentation, show and/or ride; and (iv) use any of the foregoing to advertise, exploit and/or promote any such amusement/tour/theme park.

Radio Rights

      19. "Radio rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whole or in part, for AM, FM or other broadcasting.

Television Rights

      20. "Television rights" shall mean the exclusive right to use, or to authorize others to use, the Literary Work, title, plot, episodes, events, scenes and characters depicted therein, in whole or in part, for broadcast performances on television.

First Periodical Rights

      21. "First periodical rights" shall mean the exclusive right to publish, or authorize others to publish, all or part of the Literary Work in a periodical (including a magazine or newspaper), serially or in one issue, before publication of the trade edition of the Literary Work.

Commercial Rights

      22. "Commercial rights" shall mean the exclusive right to use, or to authorize others to use, in whole or in part, the Literary Work, the title of the Literary Work, and the names and characterizations of characters created in the Literary Work, as a basis for (i) trademarks or trade names for other products, or (ii) toys or games.

Foreign Language Rights and British Commonwealth Rights

      23. (a) "Foreign language rights" shall mean the exclusive right to translate or to authorize others to translate the Literary Work in whole or in part into one or more foreign languages, and to publish, or to authorize others to publish, such translations in any part of the world.

            (b) "British Commonwealth rights" shall mean the exclusive right to publish and to authorize others to publish the Literary Work in whole or in part in the English language in the British Commonwealth as defined by Publisher at the date of this agreement, excluding Canada and Israel.

            (c) Whichever party controls foreign language or British Commonwealth rights in the Literary Work shall control all publishing rights thereto as well as non-publishing primary rights. Non-publishing secondary rights shall in all instances be controlled by the party who is otherwise authorized to dispose of such rights pursuant to this agreement.

Author's Unshared Secondary Rights

      24. "Author's unshared secondary rights" shall mean all secondary rights as to which, under Part THIRD: A of the Publishing Agreement, the Author is to retain all the proceeds from disposition.

Shared Secondary Rights

      25. "Shared secondary rights" shall mean all secondary rights as to which, under Part THIRD: A of the Publishing Agreement, the Author and the Publisher are to share the proceeds from disposition.

Sale, Disposition or Grant of Rights

      26. A "sale," "disposition" or "grant" of rights shall include an assignment, transfer, bargain or license of the rights referred to or of any interest or option relating to such rights.

Proceeds on Disposition of Primary Rights

      27. "Proceeds on disposition of the primary rights" shall mean the gross amount received on the sale or disposition of such primary rights, less any costs and expenses incurred by the Publisher in connection with or by reason of such sale or disposition.

Proceeds on Disposition of Secondary Rights

      28. "Proceeds on disposition of the secondary rights" shall mean the gross amount received from the sale or disposition of such secondary rights, less any third party commission which may be paid for services rendered in connection with such disposition, either to the Author's agent designated in the Publishing Agreement or to any agent authorized by the Publisher to dispose of such secondary rights, and less any bank fees or other monetary transfer charges incurred by the Publisher or Author in connection with or by reason of such sale or disposition.

Final Form

      29. "Final Form" shall mean a complete, legible, typewritten manuscript of the Literary Work (including photographs, charts, maps, drawings or index, if any of these are required), or, if Publisher requests, diskettes or other electronic format specified by Publisher containing the Literary Work, acceptable to the Publisher in content and form.

Agreed Publication Date

      30. "Agreed publication date" shall mean the date on which the Publisher has agreed in the Publishing Agreement to publish the Literary Work.

Actual Publication Date

      31. "Actual publication date" shall mean the date of the first sale and shipment of the Literary Work.

Base Royalty Rate

      32.   "Base royalty rate" shall mean the royalty rates provided in Part
SECOND: B (i) and (ii) of the Publishing Agreement.

Mail Order Sales

      33. "Mail order sales" shall mean sales of the Literary Work directly to the consumer through mail order coupon advertising, direct-by-mail solicitation, or other direct response sales employing the mails.

Special Discount Sales

      34. "Special discount sales" shall mean sales made in the United States outside regular trade channels at a discount of more than 50% from the catalog retail price. Sales to book clubs shall not be included under special discount sales.

Agreement

      35. "Agreement" (or "this agreement") shall mean the Publishing Agreement and this Basic Agreement.


                                    PART TWO

                               Author's Warranties


The Author warrants and represents that:

Sole Author and Proprietor

      36.   Author is the sole author and proprietor of the Literary Work.

Authority to Grant

      37. Author has full power and authority to make this agreement and to grant the rights granted hereunder, and Author has not previously assigned, transferred or otherwise encumbered the same; and Author has no prior agreement, commitment, or other arrangement, oral or written, to write or participate in writing any other book-length work and will enter into no such agreement, commitment, or other arrangement until after delivery of the manuscript of the Literary Work in Final Form.

Not Previously Published, Not in Public Domain

      38. The Literary Work is wholly original, has not been previously published, and is not in the public domain.

No Infringement

      39. The Literary Work does not infringe any statutory or common law copyright or any proprietary right of any third party.

Not Libelous

      40. The Literary Work does not invade the right of privacy of any third person, or contain any matter libelous or otherwise in contravention of the rights of any third person, and, if the Literary Work is not a work of fiction, all statements in the Literary Work asserted as facts are true or are based upon reasonable research for accuracy.

Not Unlawful

      41. (a) The Literary Work contains no matter which is obscene or matter the publication or sale whereof otherwise violates any federal or state statute or regulation, nor does Author's entering into this agreement violate any such statute or regulation, nor is the Literary Work in any other manner unlawful.

Not Injurious

      41. (b) Nothing contained in the Literary Work shall be injurious to the health of the user.

Permissions

      41. (c) If the Author incorporates in the Literary Work any writings, drawings, photographs or other material either previously published or not, either by the Author or another artist or writer, Author shall, prior to delivery of the Literary Work in Final Form obtain and, whenever requested by Publisher, deliver to the Publisher proper and complete written permission and authorization from the owner of the common law or statutory copyright or other right to use the same in the Literary Work and for the purpose of promoting or advertising the Literary Work throughout the world.

Next Work

      42. The Literary Work will be the Author's next book (whether under the Author's own name or otherwise), that he or she will not undertake to write any other work for publication in book form before delivery to the Publisher or the manuscript of the Literary Work in Final Form, and that in no event will he or she publish or authorize publication of any other book-length work of which he or she is an author or co-author until six months after publication of the Literary Work.

Investigation by Publisher

      43. The Publisher shall be under no obligation to make an independent investigation to determine whether the foregoing warranties and representations are true and correct; and any independent investigation by or for the Publisher, or its failure to investigate, shall not constitute a defense to the Author in any action based upon a breach of any of the foregoing warranties.

Effect of Warranties and Representations

      44. The warranties and representations of Author hereunder are true on the date of the execution of this agreement and shall be true on the date of the actual publication of the Literary Work, and at all intervening times. The Publisher may rely on the truth of the warranties and representations herein in dealings with any third party in connection with the exercise or disposition of any rights in the Literary Work.

Warranties to Survive Termination

      45. Each of the foregoing warranties and representations shall survive the termination of this agreement.


                                   PART THREE

                                 Extent of Grant


Territorial Extent of Primary Rights

      46. Under the grant of primary rights, the Publisher and its grantees shall have:

      (a) the exclusive right of publication in the English language and the Spanish language in the United States, its territories and possessions (which include but are not limited to all U.S. military installations), the Philippine Republic and Canada, and the non-exclusive right of publication in the English language throughout the rest of the world except within the British Commonwealth (excluding Canada); and

      (b) the non-exclusive right to sell or authorize others to sell Publisher's edition of the Literary Work in Australia if no other English language edition is for sale in Australia within 30 days after first English language publication in accordance with the provisions of the Australian Copyright Amendment Act of 1991. The Author shall advise Publisher immediately following Author's disposition of Australian rights in the Literary Work. The Publisher shall pay the Author royalties on such sales at the applicable export royalty rate.

Territorial Extent of Secondary Rights

      47. The secondary rights are world-wide rights, and all provisions as to the disposition of such secondary rights and the sharing of the proceeds thereof shall apply equally in all countries of the world.

Duration of Grant

      48. All rights granted under this agreement are, except where expressly subject to earlier termination, to continue in effect during the full term of the copyright of the Literary Work in the United States under the laws of the United States.

Author's Rights

      49. All rights not expressly granted by the Author to the Publisher are reserved by the Author. The Author shall not exercise or dispose of any reserved rights in such a way as substantially to destroy, detract from, impair or frustrate the value of any rights granted herein to the Publisher, nor shall the Author publish or permit to be published during the term of this agreement any book or other writing based substantially on subject matter, material, characters of incidents in the Literary Work without the written consent of the Publisher. The Author has not granted and will not grant to any person (except to the Publisher), permission, authority, right or license for publication or distribution of the Literary Work in the open English language market, in a mass-market or trade paperback edition, sooner than the latter of one year following the publication of any British hardcover edition or three months following publication of the first United States mass market paperback edition. The Author shall not submit any full-length work or proposal therefore in any form to the Publisher or to any third party until he or she has delivered to the Publisher the complete manuscript of the Literary Work in Final Form.

Disposition or Exercise by Publisher of Primary Rights

      50. The Publisher shall have the exclusive right, but shall not be obligated, to dispose of or exercise any or all of the primary rights in the Literary Work. During the Author's lifetime, however, such right shall be subject to the Author's consent in case of disposition of mass market paperback rights, such consent not unreasonably to be withheld or delayed. The Publisher shall notify the Author promptly after each disposition of primary rights, but inadvertent failure to do so will not be deemed a breach of this agreement.

Disposition of Author's Unshared Secondary Rights

      51. The Author shall have the exclusive right to dispose of the Author's unshared secondary rights, and shall notify the Publisher promptly after each such disposition.

Flow-Through to Publisher

      52.   Deleted

Disposition by Publisher of Shared Secondary Rights

      53. The Publisher shall have the exclusive right, but shall not be obligated, as agent of the Author to dispose of the shared secondary rights as to which it has authority from the Author. The Publisher may appoint an agent to dispose of any rights of which the Publisher is authorized to dispose. When Publisher is specifically authorized to dispose of rights such authorization shall be deemed an agency coupled with an interest.

Approvals, Sales to Affiliates

      54. Neither the Publisher nor the Author shall unreasonably withhold consent where such consent is requested in connection with the disposition or exercise of rights under this agreement. The Author and the Publisher shall each have the right to receive copies of any contracts made with respect to said rights on request therefore. The Publisher may sell copies of the Literary Work and license primary and secondary rights granted to Publisher in the Literary Work to Publisher's parent, subsidiaries, affiliates and divisions, provided that the terms for such sale or license shall be no less favorable to the Author than the terms which Publisher in its reasonable judgment would accept from an unrelated third party.

Author's Consent

      55. When the Author's written consent or approval is requested under this agreement, if the Author, or Author's agent or estate does not answer the Publisher's request for such consent or approval within a reasonable time, or if after reasonable diligence the Publisher has not succeeded in informing the Author or Author's agent or estate that such consent or approval is desired, the Author shall be deemed to have given his or her consent.

Author's Name and Likeness

      56. The Publisher may use the name and photograph or other likeness of the Author on the cover and jacket and generally in connection with the advertising and promotion of the Literary Work.

Author and Publisher to Execute Documents

      57. The Author shall, when requested by the Publisher, execute all documents which may be reasonably necessary or appropriate to enable the Publisher to exercise or deal with any of the rights granted hereunder. Author hereby appoints Publisher to be Author's attorney-in-fact to execute in Author's name and to file any and all documents necessary to record in the Copyright Office the assignment of exclusive rights made to Publisher hereunder.

License Without Fee

      58. The Publisher is authorized to publish or license publication of the Literary Work in Braille or large type editions for sale to the physically handicapped and is authorized to publish or license publication of extracts of the Literary Work containing not more than one chapter or 10,000 words for promotional purposes and in connection with motion picture licenses, without compensation therefore. In the event compensation is received it shall be shared as provided in Part SECOND: B(iii) of the Publishing Agreement.


                                    PART FOUR

                                    Copyright


Copyright in the United States

      59. The Publisher shall identify the Author as the owner of the copyright in the Literary Work and may register such copyright in the United States in the name of the Author.

Notice

      60. The Publisher shall print in each copy of the Literary Work published by it any notice required to comply with the applicable copyright laws of the United States and the provisions of the Universal Copyright Convention and the Berne Copyright Convention.

Protection of Copyright in Disposition of Rights

      61. Any agreement made by the Author or by the Publisher to dispose of any rights in and to the Literary Work shall require the licensee or grantee to take all necessary and appropriate steps to protect the copyright in the Literary Work.

Foreign Copyright

      62. The Publisher may take such steps as it deems appropriate to copyright the Literary Work in countries other than the United States, but the Publisher shall be under no obligation to procure copyright in any such countries, and shall not be liable to the Author for any acts or omissions by it in connection therewith. The Author may copyright the Literary Work in any foreign country if the Publisher fails to take steps to obtain such a copyright within 30 days after receiving a written request from the Author to do so.

                                    PART FIVE

                          Royalties and Other Payments


Computation of Royalties Generally

      63. When royalties are based on the catalog retail price they shall be computed on the basis of the number of copies actually sold by the Publisher, less returns. No royalties shall be computed on copies given away for review or promotion, nor on copies given to the Author.

On Mail Orders and Special Discounts

      64. On mail order sales and special discount sales the royalty shall be 5% of the net amount actually received from such sales.

On Sheet and Export

      65. On copies sold for export to third parties or outside the United States by Publisher or its affiliates, and on unbound sheet sales, royalties shall be calculated on the net amount actually received from such sales. No royalty will be payable to the Author with respect to any unbound sheet sales or full copy sales for export where such copies are furnished to a licensee at the Publisher's cost plus a handling charge for such sheets and/or copies.

On Sales From Reduced Printings

      66. On sales made out of any new printings or bindings of 2,500 copies or less, made more than one year after publication date, royalties shall be computed at one-half the base royalty rate.

Royalty Statements and Payments

      67. The Publisher shall render royalty statements and make accounting and royalty and other payments to the Author (s) in February for the preceding period April 1 to September 30, and (b) in August for the preceding period October 1 to March 31. Publisher may from time to time change such accounting periods provided no longer than six months elapses between any two accountings to the Author. If for any royalty period the current period total activity in the Author's account for the Literary work is less than $100, then the Publisher may defer the rendering of a statement and payment until such royalty period as the cumulative activity since the last statement exceeds such amount.

Details to Be Shown

      68. Royalty statement shall state the number of copies sold and returned during the period covered and the reserve for returns being held by the Publisher. If Author so requests in writing, the Publisher shall, within 60 days after its receipt of such request, advise the Author in available detail of the number of copies printed, sold, and given away during the current period covered by the last royalty statement rendered to the Author, as well as the approximate number of salable copies on hand at the end of said period.

Book Club Sales

      69. On sales to book clubs, the amount allocated as royalty or other compensation to the Publisher shall be divided equally between the Author and the Publisher. No royalty will be payable to the Author on unbound sheet sales or full copy sales to book clubs where such copies are furnished at the Publisher's cost plus a handling charge for such sheets and/or copies.

Certain Primary Rights Exercised By Publisher

      70. (a) On the exercise of textbook rights by publication under one of its own imprints royalties (but no further advance) shall be paid to the Author at the following rates: (i) 6% of the catalog retail price on the first 25,000 copies sold within the United States, exclusive of sales specified in subparagraph (iii) below; and (ii) 7-1/2% of the catalog retail price on all copies sold within the United States thereafter, exclusive of the sales specified in subparagraph (iii) below; and (iii) 5% of the net amount actually received on mail order sales, on all copies sold for export or outside the United States and on special discount sales.

            (b) On Publisher's publication of a large print edition or a hardcover reprint edition of the Literary Work under one of its own imprints, royalties (but no further advance) shall be paid to the Author at the following rates: (i) 10% of the net amount received by Publisher on all copies sold within the United States, exclusive of sales specified in subparagraph (ii) below, and
(ii) 5% of the net amount received on mail order sales, on all copies sold for export or outside the United States and on special discount sales.

            (c) On the exercise of electronic rights under one of its own or its affiliated imprints royalties (but no further advance) shall be paid to the Author on electronic versions at the prevailing rate paid for similar uses. Author and Publisher shall negotiate in good faith to establish such rate. If the Literary Work is combined with another work or works in an electronic version, the Author's royalty on such electronic version shall be a pro rata share of the total royalty payable for such electronic version, based on the proportion material from the Literary Work bears to the electronic version as a whole.

Remainder and Salvage Sales

      71. When the Publisher in its sole discretion determines that copies of the Literary work are not readily salable at regular prices within a reasonable time, the Publisher may remainder copies of the Literary Work (but not earlier than 12 months from the actual publication date) or dispose of such copies as surplus at the best price obtainable. Notwithstanding anything set forth in this agreement, no royalty shall be payable on copies of the Literary Work sold at a discount of 85% or more from the catalog retail price. Publisher shall make no remainder sale without first offering copies to the Author at the estimated remainder price, provided, however, that inadvertent failure to offer such copies to the Author will not be deemed a material breach of this agreement.

Payment of Advances

      72. The payment of advances to the Author, including such payment following delivery of the manuscript, shall not be deemed to be evidence either that the manuscript of the Literary Work is acceptable to the Publisher, or that the Author has complied with Author's warranties or other agreements hereunder. An unearned advance under this agreement or any other agreement between Author and Publisher will not be deemed an overpayment.

Offset

      73. Any advance royalties or other sums paid to or on behalf of the Author under this agreement or other wise, and any amounts due from the Author to the Publisher, may be applied in reduction of any amounts payable to the Author under this agreement. In the event of any overpayment by the Publisher to the Author, the Publisher may, in addition to any other remedies available to it, recoup such overpayment by deducting it from any amount payable to the Author under this agreement or any other agreement between Author and Publisher will not be deemed an overpayment.

Freight Pass-Through

      74. In some instances Publisher prints on the jackets and/or covers of its books a suggested cover price that is higher than its catalog retail price. In such instances, where the royalty is based on the retail price, the catalog retail price, not the suggested cover price, shall be the basis for the computation. The difference between the two prices enables the retailer to recoup its freight costs.

Reserve for Returns

      75. Any amounts payable to the Author hereunder shall be subject to such reasonable reserve for returns of copies of the Literary Work as the Publisher shall establish in its reasonable discretion.

Author's Right to Examine Books of Account

      76. The Author or the Author's representative may, upon written request, conduct a reasonable examination of the books and records of the Publisher insofar as they relate to the Literary Work for the period of two years immediately preceding such examination. Such examination shall be on Publisher's premises at a time convenient to Publisher, but no later than 90 days after Author's request for such examination. Statements rendered hereunder shall be final and binding upon Author unless objected to in writing, setting forth the specific objections thereto and the basis for such objections, within two years after the date of the statement.

Author's Agent

      77. If the Author has an agent, as indicated by the inclusion of an agent's name and address in the Publishing Agreement, until receipt by the Publisher of notice signed by the Author canceling the agent's authority hereunder, all payments accruing to the Author under this agreement shall be made to such Author's agent, and the receipt by the Author's agent shall constitute a full and valid discharge of the Publisher's obligations for such payments under this agreement. Author's agent is fully authorized to do and perform all acts on behalf of the author in all matters arising out of or under this agreement, and the Publisher may conclusively rely upon such authority until actual receipt by Publisher of written notice, signed by the Author, canceling or limiting such authority. No such revocation or limitation shall affect the validity of any act of the agent prior to receipt of such notice by the Publisher to the extent that the Publisher has relied thereon.



                                    PART SIX

                 Delivery of Manuscript and Correction of Proofs


Failure of Author to Deliver Work in Final Form

      78. (a) Timely delivery of the literary Work in Final Form is essential to the Publisher and is of the essence of this agreement. Any extension of the delivery date must be in writing signed by the Publisher. If the Author fails to deliver the Literary Work in Final Form within 30 days after the time specified, the Publisher shall have the option to give the Author a notice in writing terminating this agreement, and in such event the Publisher may then recover and the Author shall repay on demand all amounts advanced to the Author. In the event that the Author completes a manuscript for the Literary Work after termination of this agreement pursuant to the preceding sentence, then the Publisher shall have the option, exercisable within 30 days after receipt of said manuscript, to acquire the Literary Work on the same terms and conditions as provided in this agreement.

            (b) The Publisher shall not be obligated to accept or publish the Literary Work if in its sole judgment such work is not acceptable to it. If the Author delivers a manuscript of the Literary Work within the time specified, in what the Author represents to be Final Form, the Literary Work shall be deemed to be acceptable to the Publisher unless, within 90 days after receipt thereof by the Publisher, the Publisher notifies the Author in writing of the reasons why the submitted manuscript is unacceptable (including, without limitation, reservations or questions of the Publisher concerning matters within any of the warranties, representations and agreements contained in Paragraphs 36-42), in which case the Author shall have a period of 60 days to respond to the satisfaction of the Publisher in respect to all subject matter of such notice. If the Author fails to deliver a revised manuscript within said 60-day period, or if the revised manuscript is not acceptable to the Publisher, then Author shall repay on demand all amounts advanced to the Author and upon such repayment this agreement shall terminate. If the

Publisher in its sole discretion determines to submit the manuscript to a legal review, the Author shall cooperate with Publisher or Publisher's counsel in such review and notwithstanding anything to the contrary in this agreement the time for Publisher to accept or reject the Literary Work shall be extended to 30 days after completion of the legal review.

Delay for Author's Illness

      79. If because of illness or any other factor beyond his or her control, the Author is unable to deliver the Literary Work by the date provided in the Publishing Agreement, the date for such delivery shall be extended for a reasonable time. If after the elapse of such reasonable time the Author continues to be unable to deliver the Literary Work or to satisfy the Publisher's request for changes or substantiation, then the Publisher may give written notice of termination, effective at the expiration of 60 days or such longer period as the Publisher may specify in such notice, and if the Author shall fail to deliver the manuscript in Final Form within such period then this agreement shall terminate and the Author shall repay on demand all amounts advanced to Author. If the Author dies prior to acceptance by the Publisher, whether or not following delivery of the manuscript in Final Form, the Publisher, in its sole discretion, may terminate this agreement upon giving a written notice of termination to the Author's personal representatives within 90 days of receipt by Publisher of notice of Author's death. In such event the Publisher may then recover from such personal representatives all amounts previously advanced hereunder.

Failure to Deliver Photos, Charts, Etc.; Care of Property

      80. (a) If the Author fails to deliver photographs, charts, maps, drawings, or the index, in cases where any of these are required by Publisher for the Literary Work, the Publisher shall have the right (but not the obligation) to cause the same to be prepared, and in such event the cost of such preparation shall be borne by the Author as follows: (i) Author shall pay such costs upon receipt of an invoice from the Publisher; (ii) Publisher may withhold a portion of any advances payable to the Author under this agreement and deduct such costs from said advances; or (iii) at Publisher's option, Publisher may charge such cost to Author's royalty account, provided however that if the advance payable to Author under this agreement is unearned one year after publication of the Literary Work, then Author will reimburse Publisher for such costs upon receipt of an invoice from Publisher.

            (b) Publisher shall be responsible for only the same care of any property of Author in its hands as it takes of its own. Except in the case of Publisher's gross negligence, Publisher shall not be responsible for loss or damage to any property furnished by Author while in Publisher's custody or in the custody of anyone to whom delivery of such property is necessary in connection with the production of the Literary Work or is otherwise made with Author's consent. Author shall retain copies of any such property and, in the case of photographs, the negative for each photograph furnished.

Correction of Proofs

      81. The Publisher shall supply the Author with one set of galley or other first proofs and, at its option, subsequent proofs, and the Author shall return each set of proofs with his or her corrections to the Publisher within 21 days of receipt thereof. The Publisher also shall proofread the proofs. If the Author shall fail to return the corrected proofs within the 21-day period herein specified, the Publisher may publish the Literary Work without the Author's approval of the proofs - provided, however, that if, because of illness or any other factor beyond his or her control, the Author informs the Publisher that he or she is unable so to return the corrected proofs, his or her time for correcting such proofs shall be extended for another 21-day period, and after that period the Publisher may publish the Literary Work without the Author's approval of the proofs.

Cost of Author's Alterations

      82. If, in the correction of proofs, the author requests changes from the text of the manuscript, the Author shall bear the cost of such changes over 15% of the original cost of composition, as follows: (i) Author shall pay such costs upon receipt of an invoice from the Publisher; (ii) Publisher may withhold a portion of any advances payable to the Author under this agreement and deduct such costs from said advances; or (iii) at Publisher's option, Publisher may charge such cost to Author's royalty account, provided however, that if the advance payable to the Author under this agreement is unearned one year after publication of the Literary Work, then the Author will reimburse Publisher for such costs upon receipt of an invoice from Publisher. At Author's request Publisher shall submit an itemized statement of such charges and shall make available corrected proofs for the Author's inspection at the Publisher's office.

No Obligation to Publish

      83. (a) Notwithstanding anything contained herein to the contrary, the Publisher shall not be obligated to publish the Literary Work if, in its sole and absolute judgment, whether before or after acceptance thereof, the Literary Work contains libelous or obscene material, or its publication would violate the right of privacy, common law or statutory copyright, or any other right of any person. In such event, Publisher shall be entitled on demand to the return of all monies advanced to the Author hereunder, and to terminate this agreement. Notwithstanding any request by Publisher for change or substantiation, nothing in this agreement shall be deemed to impose upon the Publisher any duty of independent investigation or to relieve the Author of any of the obligations assumed by Author hereunder, including, without limitation, the ongoing validity of Author's warranties and representations.

            (b) Notwithstanding anything contained herein to the contrary, the Publisher shall not be obligated to publish the Literary Work if, in its sole and absolute judgment, whether before or after acceptance thereof, supervening events or circumstances since the date of this agreement have, in the sale judgment of the Publisher, materially adversely changed the economic expectations of the Publisher in respect to the Literary Work at the time of the making of this agreement, and in such event all of the Publisher's rights in and to the Literary Work shall terminate and revert to the Author on the giving by the Publisher to the Author of notice of its decision, or, if the Publisher fails to do so, by the Author pursuant to Paragraph 84, and in any such event, except as provided in Paragraph 79, the Author shall be entitled as liquidated damages and in lieu of all damages and remedies, legal or equitable, to retain all payments theretofore made to the Author under this agreement.

                                   PART SEVEN

                              Delays in Publication


Delays Due to Publisher's Fault

      84. The Publisher, in its sole and absolute discretion, shall have the right to reschedule publication of the Literary Work beyond the agreed publication date for a reasonable time. If publication of the Literary Work is delayed in the absence of excusable circumstances the Author's sole and exclusive remedy shall be to give the Publisher a notice in writing, stating that if the Publisher fails to publish the Literary Work within 180 days after the date of such notice, then all of the Publisher's rights in and to the Literary Work shall terminate at the end of such 180-day period; and if, in such event, the Publisher shall fail to publish the Literary Work within such 180-day period, all of the Publisher's rights in and to the Literary Work shall terminate and revert to the Author, and the Author shall be entitled, as liquidated damages and in lieu of all damages and remedies, legal or equitable, to retain all payments theretofore made to Author under this agreement.

Delays Not Due to Publisher's Fault

      85. If publication is delayed beyond the agreed publication date because of acts of conditions beyond the control of the Publisher or its suppliers or contractors, including (by way of illustration and not by way of limitation) war, shortages of material, strikes, riots, civil commotions, fire or flood, the agreed publication date shall be extended to a date six months following removal of the cause of the delay.



                                   PART EIGHT

                            Disputes Between Parties


Disputes Between Parties

      86. Exclusive jurisdiction for the determination of any dispute solely between or among parties to this agreement is hereby vested in the Supreme Court, New York County, or, at the election of either party of the jurisdictional prerequisites at the time exist, in the United States District Court for the Southern District of New York, and each party hereto shall submit to the jurisdiction of either such court in the City and State of New York for the determination of any such dispute and hereby consents (in addition to service of process by any other means provided at the time by law) to service of process on him, her or it, as the case may be, by registered mail, first class postage prepaid, return receipt requested, addressed t the party named in such process at the address to which notices may be given pursuant to Paragraph 106 of this agreement. Such notice by mail so given shall confer jurisdiction upon such court.

                                    PART NINE

                    Indemnification and Defense of Litigation


Indemnification by Author

      87. The Author shall indemnify and hold the Publisher harmless against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) arising out of or for the purpose of avoiding any suit, proceeding, claim or demand or the settlement thereof, which may be brought or made against the Publisher by reason of the publication, sale, or distribution of, or disposition of rights in respect to the Literary Work, based on the contents of the Literary Work, except in connection with matters involving solely controversies arising out of or based on commercial transactions between the Publisher and its customers.

Notice of Suits Brought

      88. Prompt notice of any suit, proceeding, claim or demand brought or made against the Publisher or Author shall be given to the Author or Publisher respectively.

Cost of Defending Suits

      89. If any suit, claim or demand is brought or made, other than as excepted in Paragraph 87, the Publisher may elect (i) to undertake the defense thereof, or (ii) to notify the Author to undertake the defense. If the Publisher does so notify the Author, the Author shall undertake such defense; and in such cases the Publisher may, at its option, join in the defense. In all the foregoing events the cost and expense of any defense shall be born by the Author, unless the Author has, pursuant to notification from the Publisher, undertaken the defense and the Publisher at its option elects to join with the Author in the defense, in which case the total cost and expense (including reasonable attorneys' fees) shall be shared equally by the Publisher and Author.

Limitation on Liability

      90. Whenever any non-excepted suit, claim or demand is instituted, the Publisher may withhold payments due to the Author under this agreement, or any other agreement between the Author and the Publisher. If a final adverse judgment is rendered in such a suit and is not discharged by the Author, the Publisher may apply the payments so withheld to its expenses and to the satisfaction and discharge of such judgment. Author shall be insured under the Publisher's liability policy which covers claims for libel and other forms of defamation, invasion of privacy or publicity and infringement of copyright or trademark arising from publication of the Literary Work, to the extent such policy is valid and collectible. In connection with such coverage and notwithstanding the other provisions of this Part Nine, with respect to all judgments, settlements and costs of defense, including attorneys' fees and other costs of claims covered by the policy, the Publisher and the Author shall share equally the first $100,000 of all such costs; thereafter the Author's liability shall be limited to 10% of all such costs up to the limits of the policy.

Publisher shall retain counsel to represent Publisher and Author in any proceeding brought with respect to all such claims and shall control the defense of such claims, and Author shall cooperate fully with Publisher and said counsel in such defense. Notwithstanding the foregoing, Author shall be solely responsible for the cost of counsel separately retained by the Author for any reason and for judgments, settlements and costs of defense, including all attorneys' fees, attributable to a willful or reckless breach of this agreement by Author, and for any uninsured amount upon the finding of any copyright infringement.



                                    PART TEN

                             Infringement by Others


Suits, by Publisher or Author

      91. If during the existence of this agreement the copyright, or any other right in respect to the Literary Work, is infringed upon or violated, the Publisher may, at its own cost and expense, take such legal action, in the Author's name if necessary, as may be required to restrain such infringement and to seek damages therefore. The Publisher shall not be liable to the Author for the Publisher's failure to take such legal steps. If the Publisher does not bring such an action, the Author may do so in his or her own name and at his or her own cost and expense. Money damages recovered for an infringement shall be applied first toward the repayment of the expense of bringing and maintaining the action, and thereafter the balance shall be divided equally between the Author and Publisher.



                                   PART ELEVEN

                           Withdrawal From Publication


If Discontinued or Out of Print

      92. If, at any time after the expiration of two years from the actual publication date, the Publisher allows all of its editions of the Literary Work to go out of print and such status continues in effect for six months after the Author has made a written request for Publisher to put the Literary Work back into print, and if there is no English language or foreign language reprint edition authorized by Publisher available or contracted for, then the Author may by a notice in writing terminate this agreement subject to any licenses previously granted by Publisher (and any renewals or extensions thereof) and Publisher's right to continue to share in the proceeds therefrom. In the event of such termination the Author shall have the right to purchase any available plates or film of the Literary Work at cost, and/or any remaining copies or sheets of the Literary Work at cost. If the Author does not purchase such plates, film, copies or sheets, then the Publisher may dispose of them at any price and retain the proceeds of such sale. The Publisher is under no obligation to retain any such plates, film, copies or sheets. The Literary Work shall not be deemed out of print as long as it is (a) available in any edition, including electronic editions, in Publisher's inventory; (b) offered for sale by Publisher in its catalog or order form; or (c) electronically stored and available to the consumer for retrieval.


                                   PART TWELVE

                               Breach by Publisher


Termination for Material Breach

      93. Except as otherwise specifically provided in this agreement, if the Publisher shall commit a material breach of this agreement and shall fail to remedy the breach within 60 days after receiving a written notice from the Author requesting the Publisher to remedy such breach, the Author may by a notice in writing (a) revoke the Publisher's right to publish the Literary Work, if it has not been published at such time; (b) require the Publisher to cease further publication of the Literary Work, if it has been published at such time, but in such event the Publisher shall be permitted to sell all copies of those editions of the Literary Work which have already been printed or are in the process of being printed; (c) revoke the grant to the Publisher of such of the other primary rights as the Publisher has not already exercised or disposed of;
(d) revoke any power given to the Publisher to dispose of such secondary rights as have not already been disposed of; and (e) revoke any grant of the rights made to the Publisher in the Publishing Agreement to share in the proceeds on disposition of such secondary rights as have not already disposed of. In such event the Author shall have the right to purchase any available plates or film of the Literary Work at cost, and/or remaining copies or sheets of the Literary Work already printed at the Publisher's manufacturing cost. If the Author does not purchase such places, film copies or sheets, the Publisher may dispose of them at any price and retain the proceeds of such sale. The Publisher is under no obligation to retain any such places, film, copies or sheets. Any right of the Author pursuant to Paragraph 76 shall survive such termination.



                                  PART THIRTEEN

                            Miscellaneous Provisions


Publisher Shall Determine Style, etc.

      94. The format, imprint, style of printing and binding, and all matters relating to the manufacture, sale, distribution and promotion of the Literary Work shall be determined at the sole discretion of the Publisher. The Publisher may not make changes in the manuscript of the Literary Work without the consent of the Author, except that the Publisher may make changes (i) in the capitalization and punctuation of the Literary Work, to make it conform to the Publisher's accepted style, or (ii) in the spelling and punctuation of a British edition of the Literary Work, to make it conform to American usage.

Title Changes

      95. The title of the Literary Work as set forth in the Publishing Agreement may be changed by mutual agreement of the Author and the Publisher.

Single Author to Represent

      96. When there is more than one author, any one may be designated in writing to act on behalf of all the authors jointly, and the Publisher may rely on the acts of the author so designated as representative of and binding upon all authors; and in the absence of such designation, the Publisher may deal with any one of the authors as the agent and representative of all, and may rely on the acts of such author-representative as binding on all the authors.

Free Copies for Author, Purchases by Author

      97. The Publisher shall present the Author with fifty-three copies of each edition of the Literary Work published by the Publisher, upon publication. The Author shall have the right to purchase additional copies for his or her own use, and not for resale, at a 40% discount from the catalog retail price (or otherwise in accordance with the provisions of THIRD: C.1 of the Publishing Agreement).

Revisions

      98. (a) Author shall revise the first and subsequent editions of the Literary Work at the request of Publisher and supply any new matter necessary from time to time to keep the Literary Work up to date. If Author shall neglect, be incapable, be unwilling or, in Publisher's judgment, will not be able to revise or supply new matter at a time and in a form satisfactory to Publisher, then Publisher shall have the right to engage some other person(s) to do so. When such revisions are not made by Author, Publisher may cause such fact to be evidenced in the revised edition. Publisher shall have all rights in connection with all subsequent editions which Publisher has in the original Literary Work.

            (b) All royalties payable to the Author on each subsequent edition will be computed separately from the number of copies sold of prior editions. If individuals other than Author revise any editions of the Literary Work, then Author shall receive as royalties on the first such revised edition 50% of the royalties otherwise due hereunder. Thereafter, with respect to any subsequent edition to which the Author does not contribute, the royalty shall equal 50% less than Author received on the prior edition, through and including the third such revision and on any revision subsequent thereto Author will not receive any royalties.

Publisher to Execute Documents

      99. If any of the rights granted to the Publisher revert to the Author, the Publisher shall execute all documents which may be necessary or appropriate to revest all such rights in the Author.

Acceptance of Agreement

      100. This agreement shall be binding on the Publisher only when it has been signed by an authorized officer of the Publisher.

Laws Applicable to Agreement

      101. This agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and performed therein.

Agreement on Binding on Successors in Interest

      102. This agreement shall be binding upon and inure to the benefit of the executors, administrators and assigns of the Author, and upon and to the successors and assigns of the Publisher.

Modification of Agreement

      103. This agreement may not be modified, altered or changed except by an instrument in writing signed by the party to be charged.

Waivers Are Not Cumulative

      104. No waiver of any term or condition of this agreement, or of any breach of this agreement or of any part thereof, shall be deemed a waiver of any other term or condition of this agreement or of any later breach of this agreement or of any part thereof, nor shall publication or continued publication or payment by the Publisher following notice or claim of facts which, if true, would constitute a breach of warranty, representation or agreement of the Author, constitute or imply any waiver by the Publisher of any defenses, rights or remedies of the Publisher. No failure by either party to assert any right under this agreement shall preclude any later assertion of such right.

Validity and Enforceability

      105. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision hereof, and any such invalid or unenforceable provision shall be deemed to be severable.

Notices

      106. All notices to be given hereunder by either party shall be in writing and shall be sent to the other party at the respective addresses as they are given in the Publishing Agreement, unless said addresses are changed by either party by a notice in writing to the other party. All notices shall be sent by registered mail or other form of receipted or acknowledged delivery including a fax transmission acknowledged as received by the party to which it is sent.

Singular Shall Include Plural

      107. Wherever required by the context in this agreement, the singular shall include the plural, and the masculine shall include the feminine and the neuter. The term "Author" shall include the "Authors" if there are more than one.

Captions, Table of Contents, etc.

      108. Captions or printed marginal notes, and the table of contents of this agreement are for convenience only, and are not to be deemed part of this agreement.